                                                              As of May 15, 1998


Sierra Rutile Limited
Attn: Maxwell E. McGarvie
      Acting Chief Executive


1. We refer to our Investment Agreement with you dated June 30, 1992 as amended to date. The outstanding principal amount of our loan to you is US$7,095,000 (not including any payment made today). Before expiration of our December 15, 1995 forbearance letter, as amended, and in effect through May 15, 1998, you have asked that we amend the Investment Agreement as follows:

      AMENDMENT NO. 1

      Section 3.02 of the Investment Agreement would read in its entirety as follows:

      "Section 3.02. The Company shall pay interest at the rate of six point eight seven five per cent (6.875%) per annum on the principal amount of the Loan disbursed and outstanding from time to time. Interest for the period from May 16, 1998 through September 30, 1998 shall accrue and be added to the principal amount of the Loan after the principal repayment on September 30, 1998. Thereafter, interest shall be paid annually in arrears in Dollars on September 30 in each year. Interest shall accrue and be prorated on the basis of a 360-day year for the actual number of days in the relevant interest period."

      AMENDMENT NO. 2

      Section 3.04 of the Investment Agreement would read in its entirety as follows:

      "Section 3.04. (a) The Loan shall be repaid on the following dates and in the following amounts:

                Date Payment Due              Principal Amount Due
                ----------------              --------------------
                May 15, 1998                        $ 1,935,000.00
                September 30, 1998                    2,817,503.61
                September 30, 1999                      619,620.97
                September 30, 2000                      619,620.97
                September 30, 2001                    1,239,241.95
                                                    --------------
                                                    $ 7,230,987.50"
                                                    --------------
                                                    --------------


      AMENDMENT NO. 3

      Section 3.06 of the Investment Agreement would read in its entirety as follows:

      "Section 3.06. The Company shall have the right at any time on 15 days notice, subject to payment of all accrued interest on the principal amount of the Loan to be prepaid, to prepay all or a part of the principal amount then outstanding of the Loan; provided that, in the case of partial prepayment, such prepayment shall be not less than $250,000 and applied to prepay all the outstanding prepayment installments of the Loan on a pro rata basis. Upon delivery of such notice, the Company shall be obligated to effect payment in accordance with the terms thereof."

      AMENDMENT NO. 4

      Section 3.09 of the Investment Agreement would be amended to change the default interest rate for interest, principal and all other amounts to eight point eight seven five per cent (8.875%).

      AMENDMENT NO. 5

      A new Section 6.02 (d)(ix) would be added to the Investment Agreement to read as follows:

      "(ix) Long-term Debt incurred to refinance some or all of the Senior
            Loans or to finance the re-opening of the Project which has its first scheduled repayment not earlier than October 1, 2001 ("New Senior Loans")";

      AMENDMENT NO. 6

      Section 6.02(f)(ii) of the Investment Agreement would read in its entirety as follows:

      "(ii) liens that (x) are evidenced by documents reasonably satisfactory to IFC, (y) are pari passu with the Security and
            (z) secure the Senior Loans and any New Senior Loans";

      AMENDMENT NO. 7 - (Intentionally omitted)

      AMENDMENT NO. 8

      Section 7.01(c) of the Investment Agreement would read in its entirety as follows:

            "(c)  (i)   default shall have occurred in the performance of
                  any obligation of the Company to IFC and continued for a period of 30 days after notice thereof shall have been given to the Company by IFC, EXCEPT:
                      (x) any obligation for the payment of principal or interest under this Agreement.

                      (y) obligations in Section 6.01(a) or 6.02(j) (but, for 6.02(j) this exception applies only as it relates to changes in the nature, scope or operation of the Project); and

                      (z) any obligation under any other agreement between the Company and IFC or the Security or the Security Documents or in the performance of any obligation by any party under any Project Documents not listed in (c)(ii) below;

          (ii) default shall have occurred in the performance of any obligation of Nord, CRL or Holdings, as relevant, under any of the following agreements:

          (A) Account Control and Security Agreement dated as of May 15, 1998 among Nord, The Chase Manhattan Bank and the Senior Lenders;

          (B) Share Retention Agreement dated November 17, 1992, between Nord, CRL and the Senior Lenders;

          (C) Subordination Agreement dated November 17, 1992, between Nord, CRL and the Senior Lenders;

          (D) Share Pledge Agreement dated as of May 15, 1998 made by SRL Holdings over 100% of the shares in the Company in favor of the Senior Lenders;

          (E) Guaranty dated February 28, 1996 from Nord to the Senior Lenders and Guaranty dated February 28, 1996 from CRL to the Senior Lenders;

          and any such default shall have continued for a period of ten business (10) days after notice thereof shall have been given to the Company by IFC;

          (iii) if Nord fails at any time to maintain free of any liens (other than in favor of the Senior Lenders), and to certify to the Senior Lenders on the 10th day of each month that it so maintains:

                                          4
                        (x)   cash, cash equivalents or marketable
                              securities (such marketable securities to be valued at the end of each month using an average closing sale price with reference to Bloomberg Financial News Service) with an aggregate value of not less than 150% of Nord's guaranteed portion of the aggregate outstanding principal amount of the Senior Loans; and

                        (y) cash or cash equivalents having an aggregate value of not less than 100% of Nord's guaranteed portion of the aggregate principal amount of the Senior Loans scheduled to be paid during the next six months."

      AMENDMENT NO. 9

      A new Section 7.05 (j) would be added to the Investment Agreement to read as follows:

      "(j) if either of Nord or CRL fails to pay, or a default occurs with respect to, any other obligations for borrowed money, whether contingent or otherwise, of such Sponsor (including without limitation, any obligations relating to capital leases) and such failure or default continues beyond the grace period, if any, applicable thereto;"

      AMENDMENT NO. 10

      Section 7.01 (g) would read in its entirety as follows:

      "(g) a default shall have occurred with respect to any indebtedness for borrowed money of the Company (other than the Loan) or under any agreement pursuant to which there is outstanding any such indebtedness of the Company and any such default shall have continued for more than any applicable period of grace;"

      AMENDMENT NO. 11

      A new Section 7.05 would be added to the Investment Agreement to read as follows:
      "Section 7.05. Before IFC exercises its rights under the Security to sell or otherwise dispose of the Security following an Event of Default, IFC shall use reasonable efforts to give the Company and Nord and CRL at least 10 business days notice during which time Nord and CRL may cure such Event of Default unless, in IFC's opinion, it would be harmed by any such delay. IFC agrees not to exercise any of its rights under the Security Documents or in respect of the Security unless an Event of Default under this Agreement has occurred."

      AMENDMENT 12

      The term "Project Documents" is amended to include each document listed in Section 7.01(c).

2. We agree to your requested amendments and to waive any Events of Default which arose before May 15, 1998 from the rebel incursion and occupation of the SRL minesite on January 19/20, 1995 and the subsequent discontinuance of operations there or the May 25, 1997 military coup and subsequent political events in Sierra Leone. These amendments and waivers will be effective when:

            (i) you execute and the Guarantors acknowledge this agreement as provided below;

            (ii) each other Senior Lender agrees to similar amendments to their own loan agreements on similar conditions;

            (iii) the Senior Lenders receive the fully executed documents described in Amendment No. 8 above in the forms attached;

            (iv) you deliver legal opinions from counsel satisfactory to us in the forms attached.

3.    In all other respects, the Investment Agreement remains unchanged.

4.    The laws of England will govern this amendment agreement.

      If you and the Guarantors agree, please sign below and return to us by May 15, 1998.


                                 Very truly yours,

                         INTERNATIONAL FINANCE CORPORATION



                            By:
                                -------------------------------
                            Name:
                            Title:

      AGREED:

      THE COMPANY

      Sierra Rutile


      By:
           ----------------------------
      Name:
      Title:



      THE GUARANTORS

      Our Guaranty to you dated February 28, 1996, our Share Retention Agreement with you dated
      November 17, 1992 and our Subordination
      Agreement with you dated November 17, 1992 all remain in full force and effect.

      Nord Resources Corporation


      By:
           ----------------------------
      Name:
      Title:



      Our Guaranty to you dated February 28, 1996, our Share Retention Agreement with you dated
      November 17, 1992 and our Subordination
      Agreement with you dated November 17, 1992 all remain in full force and effect.

      Consolidated Rutile Limited


      By:
           ----------------------------
      Name:
      Title: